Exhibit 99.1

Innovus Pharma CEO Provides Shareholder Update and Conference Call

Management Files First Quarter 2016 Financials

SAN DIEGO, CA, May 20, 2016 – Innovus Pharmaceuticals, Inc. ("Innovus Pharma") (OTCQB Venture Market: INNV), an emerging commercial stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men and women's health and respiratory diseases is pleased to provide a shareholder update for First Quarter 2016.

“Innovus is a company with multiple areas of expansion, progress and growth. As a result of our FlutiCare(TM) ANDA under review by the FDA, our increasing revenues, our continuous product acquisition, our entry into new markets and the planned uplist to the NYSE-MKT, first quarter 2016 has been a high growth quarter for the Company. Investors are starting to realize the value of our products, business strategy and growth plans”, said Dr. Damaj President & CEO of the Company. “Our execution of our business plan is meticulous, concise and it is working” continued Dr. Damaj.

Below are some of accomplishments of the First Quarter of 2016:

➢	Strong Financial position as we continue with no Going Concern
➢	This is testimony of our strong financial position and will help us with the NYSE review of our application for our planned uplisting

➢	15% Increase in Revenues.
➢
Revenues increased from $196K to over $225K an increase of ~15%. This increase does not include significant revenue from the Beyond Human acquisition which we closed during March.  During subsequent quarters, we will be able to include a full three months of revenue from this acquisition.

➢	Over 6% Increase in Net Assets.
➢	Net assets increased from ~$6.3M to over $6.7M

➢	50% Decrease in Net Loss per Share.
➢	Net loss per share decreased from $0.04 to $0.02 per share

➢	Initiated Discussions with NYSE-MKT for the planned listing.
➢	The Company initiated discussions with the NYSE for its planned listing and the requirements needed before filing its application

➢	Continue Launch Preparations for FlutiCare(TM) if approved by the FDA.
➢	The Company is continuing its launch preparation for Fluticare(TM) if approved by the FDA and those include but not limited to:
➢	Adding more distribution channels
➢	Negotiating multiple non-exclusive co-marketing agreements in the US to extend the availability of the product
➢	With potential approval the product is anticipated to be commercially available during early 2017

 “With the potential approval of FlutiCare(TM) approaching, our revenues growing on a monthly from the Beyond Human products, and our market cap appreciating by the day, our goal of uplisting to the NYSE-MKT is becoming a reality.  Our goal is to achieve this listing on that exchange during 2016”, continued Dr. Damaj

The Company will have a shareholder update call on:

When:	Wednesday, May 25, 2016 4:05 EDT/1:05 PST

Length:	~ 15 minute presentation followed by a Question and Answer session

Dial in number:	530-881-1212

Meeting ID:	615-253-385#

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging leader in OTC and consumer products for men's and women's health and vitality. The Company generates revenues from its lead products (a) BTH(R) Testosterone Booster, (b) BTH(R) Human Growth Agent, (c) Zestra(R) for female arousal and (d) EjectDelay(R) for premature ejaculation and has an additional five marketed products in this space, including (e) Sensum+(R) for the indication of reduced penile sensitivity, (for sales outside the U.S. only), (f) Zestra Glide(R), (g)Vesele(R) for promoting sexual and cognitive health, (i) Androferti(R) (in the US and Canada) to support overall male reproductive health and sperm quality, (j) BTH Vision Formula, (k) BTH Blood Sugar, among others and eventually FlutiCare(TM) OTC for Allergic Rhinitis, if its ANDA is approved by the U.S. FDA.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com.

Innovus Pharma's Forward-Looking Safe Harbor:

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to receive approval or meet the requirements of any relevant regulatory authority, to successfully commercialize such products and to achieve its other development, commercialization and financial goals, whether we and our distributors will continue to successfully market and sell our products.. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company

Contact:
Brokers and Analysts
Kevin Holmes
Chesapeake Group
410-825-3930
info@chesapeakegp.com